Exhibit 99




                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            Form 11-K


          Annual Report Pursuant to Section 15(d) of the
                 Securities Exchange Act of 1934




For the Fiscal Year Ended                         Commission File
December 31, 1995                                  Number 1-1550







               CHIQUITA SAVINGS AND INVESTMENT PLAN




               Chiquita Brands International, Inc.
                         Chiquita Center
                      250 East Fifth Street
                     Cincinnati, Ohio  45202





               CHIQUITA SAVINGS AND INVESTMENT PLAN


                             Contents




                                                          Page(s)

Report of Independent Auditors                                  1

Financial Statements

    Statement of Net Assets Available for
    Benefits as of December 31, 1995 and 1994                   2

    Statement of Changes in Net Assets
    Available for Benefits for the Years Ended
    December 31, 1995, 1994 and 1993                            3

    Notes to Financial Statements                          4 - 11

Supplemental Schedules

    Assets Held for Investment at December 31, 1995    Schedule 1

    Reportable Transactions for the Year Ended
    December 31, 1995                                  Schedule 2

Signature

Exhibit

    Consent of Independent Auditors                     Exhibit 1





                  REPORT OF INDEPENDENT AUDITORS



The Administrative Committee of the
Chiquita Savings and Investment Plan

We have audited the accompanying statements of net assets available for benefits of the Chiquita Savings and Investment Plan (the "Plan") as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1995 and 1994, and changes in net assets available for benefits for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1995 and reportable transactions for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                       /s/ ERNST & YOUNG LLP


Cincinnati, Ohio
June 24, 1996





                     CHIQUITA SAVINGS AND INVESTMENT PLAN
                       STATEMENT OF NET ASSETS AVAILABLE
                                 FOR BENEFITS




                                                        December 31,
                                                    1995          1994
Investments, at fair value:
  Chiquita Brands International, Inc.
    capital stock, $.33 par value                 $18,441,033   $15,197,080
  Fidelity Magellan Fund                            8,626,006     6,073,342
  Chemical Bank - Temporary Investment Fund         6,684,355     3,691,053
  Vanguard Index Trust 500 Portfolio Fund           5,018,845     3,361,783
  Loans to participants                               745,387       638,922
  U.S. Treasury Note                                       --     2,000,000
  Chiquita Brands International, Inc.:
    11 1/2% Subordinated Notes                             --       561,600
    10 1/2% Subordinated Debentures                        --       163,660
  Chiquita Brands International, Inc.
    $1.32 Depositary Shares                                --       343,035
                                                 ------------  ------------
    Total investments                              39,515,626    32,030,475

Contributions receivable:
  Participant                                          97,844        80,021
  Company                                             120,190       103,111

Accrued investment income                              21,038       106,601
                                                  -----------  ------------
Net assets available for benefits                 $39,754,698  $ 32,320,208
                                                  ===========  ============








                See accompanying notes to financial statements.
/TABLE

                     CHIQUITA SAVINGS AND INVESTMENT PLAN
                      STATEMENT OF CHANGES IN NET ASSETS
                            AVAILABLE FOR BENEFITS




                                           Years Ended December 31,
                                       1995          1994          1993
Investment income:
  Dividends                         $   860,497   $   562,556   $   909,018
  Interest                              446,893       394,584       394,247

Net appreciation (depreciation)
  in fair value of investments        3,185,954     1,403,413    (2,818,904)

Contributions:
  Participant                         2,727,084     2,825,783     3,004,248
  Company:
    Cash, net of forfeitures of
      $128,765 in 1995, $125,879
      in 1994 and $109,649
      in 1993                           566,403     1,314,917     1,483,851
    Chiquita Brands International, Inc.
      capital stock, $.33
      par value                       2,405,559     1,526,000     1,624,916
  Rollovers                              81,165        78,069       225,030

Transfer of assets from merged
  plans                                  94,535            --            --
                                   ------------  ------------  ------------
                                     10,368,090     8,105,322     4,822,406

Less: distributions to participants  (2,933,600)   (2,718,667)   (2,884,115)
                                   ------------  ------------  ------------
Increase in net assets available
  for benefits                        7,434,490     5,386,655     1,938,291

Net assets available for benefits:
  Beginning of the year              32,320,208    26,933,553    24,995,262
                                   ------------  ------------  ------------

  End of the year                   $39,754,698   $32,320,208   $26,933,553
                                   ============  ============  ============





                See accompanying notes to financial statements.
/TABLE

               CHIQUITA SAVINGS AND INVESTMENT PLAN
                  NOTES TO FINANCIAL STATEMENTS


DESCRIPTION OF THE PLAN

    The   following  description  of  the  Chiquita  Savings  and
Investment Plan  (the "Plan") provides only  general information.
Participants should refer to the Plan documents for a more complete description of the Plan's provisions.

General

    The Plan is a defined contribution plan covering substantially all full-time domestic salaried employees of Chiquita Brands International, Inc. (the "Company") and its subsidiaries who have completed six months of service and have attained the age of 21. During 1995, the Theodoredis and Sons Banana Company Profit Sharing Plan and the D. Theodoredis and
Sons 401(k) Plan were merged into the Plan. Although it is anticipated that the Plan will continue indefinitely, the Board of Directors of the Company can amend, suspend or terminate the Plan provided such action does not reduce accrued benefits of any participant.

    The assets of the Plan at December 31, 1995 are held by Chemical Bank (the "Trustee"). Effective January 1, 1996, the Plan changed its trustee to Charles Schwab Trust Company. Pending investment in each fund's primary investment vehicle (see "Investment Options"), the Trustee may invest monies temporarily in short-term investments.

Participant Accounts

    Participants may have up to  six accounts under the Plan - an
"Employee   Before-Tax   Contributions  Account,"   an  "Employee
After-Tax  Contributions  Account,"  a   "Rollover  Contributions
Account," a "Non-elective Contributions Account," a "Matching Contributions Account" and, with respect to former participants
of  certain  merged   plans,  a  "Profit  Sharing   Contributions
Account."   The  participant's  Employee  Accounts  and  Rollover
Contributions Account reflect all employee  before-tax, after-tax and rollover contributions, and the income, gains, losses, withdrawals, distributions and expenses attributable to such contributions. The Profit Sharing Contributions Account reflects company profit sharing contributions of certain merged plans and
the  income,   gains,  losses,  withdrawals,   distributions  and
expenses attributable to such contributions. The Non-elective Contributions Account reflects a Company contribution in an amount equal to the participant's unspent employee credits contributed from the Company's separate welfare benefits plan ("Non-elective Contributions") and the income, gains, losses, withdrawals, distributions and expenses attributable to such contributions. The Employee Before-Tax Contributions Account has





two  sub-accounts -  the  "Participant  Restricted  Contributions
Account" and the "Participant Non-restricted Contributions Account." Contributions are allocated to these sub-accounts based on the participant's election as to how the contributions are to be invested (see "Participant Contributions").

    The Matching Contributions Account reflects the participant's share of Company contributions and the income, gains, losses, withdrawals, distributions and expenses attributable to such contributions. The Matching Contributions Account has two sub-accounts - a Company Restricted Contributions Account and a Company Non-restricted Contributions Account (see "Company Contributions").





Participant Contributions

    Participants may elect to defer as a Before-Tax Contribution any whole percentage of their compensation from 1% to 12%. Prior to 1989, participants could also elect to make After-Tax Contributions. The first 6% of compensation contributed to the Plan ("Eligible Participant Contributions") is eligible for employer matching contributions.

    The Plan limits the maximum amount of Before-Tax Contributions which may be made by a participant in any plan year to 12% of compensation, subject to the non-discrimination standards of the Internal Revenue Code (the "Code"). Participants' taxable compensation is reduced by the amount of Before-Tax Contributions, and such amount is contributed to the Plan on their behalf by the Company. A participant's Before-Tax Contributions in any one year are also limited to a fixed dollar maximum ($9,240 for 1995 and 1994 and $8,994 for 1993) as specified by the Code in Internal Revenue Service ("IRS") notices.

    Participant contributions, except for Eligible Participant Contributions to the Chiquita Capital Stock Fund (see "Investment Options"), are allocated to the Participant's Non-restricted Contributions Account. Eligible Participant Contributions to the Chiquita Capital Stock Fund are placed in the Participant Restricted Contributions Account. Such contributions are transferred to the Participant's Non-restricted Contributions Account on the third anniversary of the first day of the Plan year in which the contributions were made.

    The Plan also accepts rollover contributions ("Rollovers") from other qualified plans or from individual retirement accounts. Rollovers are credited to a participant's Rollover Contributions Account, are treated in a manner similar to Before-Tax Contributions for Plan accounting and federal income tax purposes, and are not eligible for matching contributions by the Company.

Company Contributions

    For each Plan year, the Company makes a Basic Matching Contribution and may make a Discretionary Matching Contribution and a Stock Incentive Matching Contribution, as described below. All such contributions are based on Eligible Participant Contributions. The Company's matching contributions, which are subject to the non-discrimination standards of the Code, and Non-elective Contributions are allocated to the Company Restricted Contributions Account and invested in the Chiquita Capital Stock Fund.





    Basic Matching Contributions For each Plan year, the Company makes a Basic Matching Contribution equal to 50% (or such higher percentage as the Plan Administrative Committee may in its discretion announce) of Eligible Participant Contributions. Such contributions amounted to 50% of Eligible Participant Contributions in each of 1995, 1994 and 1993.

    Discretionary Matching Contributions At the end of or during the year, the Company may, at its discretion, make an additional contribution to the account of each participant who is actively employed by the Company on the last day of the Plan year. The Discretionary Matching Contribution amounted to 85% in 1995, 70% in 1994 and 65% in 1993 of
    Eligible Participant Contributions.

    Stock Incentive Matching Contributions The Company may contribute an additional matching contribution for Eligible Participant Contributions invested in the Chiquita Capital Stock Fund. The Stock Incentive Match was 50% in 1995 and 1994 and 40% in 1993. The amount of the Stock Incentive Match is reviewed each year. Participants are notified prior to the beginning of the next Plan year if the amount of the Stock Incentive Match changes.

    All Company contributions since June 30, 1989 and all Non-elective Contributions have been allocated to the Company
Restricted Contributions Account and invested in the Chiquita Capital Stock Fund. Participants in the Plan for 10 years may direct up to 25% of their Company Restricted Contributions Account into one or more of the Plan's other investment funds during the first four years after attaining age 55 and up to 50% beginning in the fifth year after attaining age 55.

    Under the Code, a participant's annual Before-Tax Contributions, After-Tax Contributions, employer matching contributions and Non-elective Contributions for any calendar year cannot exceed the lesser of a fixed dollar amount ($30,000 for 1995, 1994 and 1993) or 25% of the participant's compensation for that calendar year.

Investment Options

    Participants in the Plan may invest their contributions in one or more of the following investment funds:

1. Safety of Principal Fund - designed to offer protection of principal while providing a reasonable rate of current
    income.   Through December  31, 1995,  contributions to  this
    fund were invested in top quality, short-term, fixed-income securities including U.S. Treasury and agency obligations, guaranteed investment contracts, bank investment contracts





    and certificates of deposit. On January 1, 1996, this fund was replaced by the Morley Stable Value Fund, which invests in guaranteed investment contracts.

2. Conservative Equity Fund - seeks long-term growth of capital and income through investment in a portfolio of large-capitalization common stocks designed to reflect the investment performance of the Standard & Poor's 500 Composite Stock Price Index. Contributions to this fund are currently invested in the Vanguard Index Trust 500
    Portfolio. On January 1, 1996, the Conservative Equity Fund was renamed the Vanguard Index Trust 500 Portfolio Fund.

3. Growth Equity Fund - invests in stocks of both well-known and lesser-known companies with above average growth potential. Through December 31, 1995, contributions to this fund were invested in the Fidelity Magellan Fund. On January 1, 1996, the Growth Equity Fund was replaced by the Kaufmann Fund, which seeks capital appreciation through investment in common stocks, convertible preferred stocks and bonds.

4. Chiquita Capital Stock Fund - invests in capital stock of the Company.

5. Chiquita Fixed Income Fund - invests in debt securities of the Company. On January 1, 1996, this fund was replaced by the Invesco Select Income Fund. This fund invests in debt securities of which at least 50% are of medium investment grade or higher as rated by established rating services.

    Additionally, beginning January 1, 1996, participants may contribute to the Fidelity Puritan Fund, which invests in a diversified portfolio of debt and equity securities.

    During 1992, the Chiquita Depositary Share Fund was established in connection with the Company's issuance of Mandatorily Exchangeable Cumulative Preference Stock, Series C, represented by $1.32 depositary shares (the "Depositary Shares"), in exchange for shares of its capital stock. In 1995, the Depositary Shares converted back into shares of capital stock which are maintained in the Chiquita Capital Stock Fund.

    The Plan Administrative Committee (the "Plan Administrator") may change any of the investment funds offered to participants at its discretion.





    At December 31, 1995, there were 990 participants in the Plan. The number of participants in each of the respective funds is presented below:

             Safety of Principal Fund             449
             Conservative Equity Fund             545
             Growth Equity Fund                   673
             Chiquita Capital Stock Fund          957
             Chiquita Fixed Income Fund           236

Vesting

    Participants are always fully vested in their Employee Accounts. Prior to July 1, 1995, participants generally vested in Company contributions and related earnings at a rate of 20% for each year of participation in the Plan. Effective July 1, 1995, Company contributions and the related earnings with respect to each Plan year generally become vested at a rate of 20% for each year of service to the Company. A participant also becomes fully vested immediately at age 65 or as a result of retirement on or after attaining age 65, death or disability.

    The  non-vested  portions  of  a   terminating  participant's
Company Accounts are forfeited and used to reduce future Company contributions.

Distributions, Withdrawals and Loans

    A participant's contributions, including all income and loss thereon, may be withdrawn only in limited circumstances, as permitted by the Code.

    Upon termination of service, participants may apply to receive a distribution of the vested portion of their account balance in a lump-sum amount or leave their account balance in the Plan until age 65. Distributions consist of cash or Company stock from the Chiquita Capital Stock Fund and Chiquita Depositary Share Fund and cash from all other investment funds. In addition, other forms of distribution are permitted for participants' account balances from merged plans, including qualified joint and survivor annuities and monthly installment payments.

    Participants   may,   with   the   approval   of   the   Plan
Administrator, borrow amounts from certain of their accounts subject to conditions and terms as set forth by the Plan
Administrator.





SIGNIFICANT ACCOUNTING POLICIES

Valuation of Investments

    The Company's stock and debt securities are valued at the last sales price reported on the composite tape on the day of valuation. Loans to participants are valued at cost, which approximates fair value. Other investments are valued at market. Pending investment in each fund's primary investment vehicle, investments are held in the Trustee's short-term investment fund (in the form of cash and equivalents) and are valued at cost plus accrued interest, which approximates market.

Securities Transactions

    Purchases and sales of investments are recorded on a trade date basis.

Dividend and Interest Income

    Dividend income is recorded on the ex-dividend date and interest income is recorded on an accrual basis.

Administrative Services

    While  it  has  no  obligation  to  do  so,  the  Company has
provided   certain   administrative   services   and   has   paid
professional fees for the benefit of the Plan.

TAXES

    The Company has received from the IRS a determination that the Plan constitutes a qualified plan under section 401 (a) of the Code, and that its related Trust is exempt from taxes under section 501 (a) of the Code. The Plan, as amended, is operating in accordance with all current provisions of the Code and ERISA. The Company has requested an updated letter of determination.

    Pursuant to section 404 (a) of the Code, contributions made by the Company under the Plan are deductible for income tax purposes and Before-Tax Contributions made by the participant are not subject to federal income tax in the year in which such contributions are made. As long as the Plan is qualified, under federal income tax laws and regulations, participants will not be taxed on employer contributions or earnings on all amounts in their Employee Accounts until such time as they receive a distribution from the Plan, and the Plan will not be taxed on its dividend and interest income or any capital gains realized by it or any unrealized appreciation of investments within each fund.

    Current tax law provides for special tax treatment, called 5-year averaging, for distributions made after December 31, 1986 (10-year averaging may still be available to participants who meet certain transitional rule requirements) if the participant





has participated in the Plan for more than 5 years. A participant may also be able to "roll over" a distribution to another employer's benefit plan or an Individual Retirement Account, subject to the limitations as set forth by the IRS.

FINANCIAL STATEMENTS VERSUS FORM 5500 FILING DIFFERENCE

    The net assets available for benefits have not been reduced for distributions payable to participants. As a result, net assets available for benefits as reported in these financial statements are greater than as reported on Form 5500 by $1,388,192, $540,796 and $332,751 at December 31, 1995, 1994 and
1993, respectively. The net assets available for benefits as reported on Form 5500 reflect a payable for distributions to participants of the above amounts in accordance with Form 5500 filing instructions.





SUMMARY OF NET ASSETS AVAILABLE FOR BENEFITS BY FUND

                                               DECEMBER 31, 1994

                                          Safety of                                       Chiquita
                                          Principal       Conservative       Growth      Depositary
                                            Fund          Equity Fund      Equity Fund   Share Fund
Investments                               $  5,581,703    $  3,361,308   $  6,074,495    $     342,823
Contributions receivable:
 Participant                                    13,590          13,164         42,431              206
 Company
Accrued investment income                       92,983               4              9
                                           -----------     -----------    -----------      -----------

Net assets available
 for benefits at
 December 31, 1994                        $  5,688,276    $  3,374,476   $  6,116,935    $     343,029
                                           ===========     ===========    ===========      ===========

                                               DECEMBER 31, 1994

                                                          Chiquita
                                           Chiquita        Fixed
                                           Capital         Income        Loans to
                                          Stock Fund        Fund         Participants          Total
Investments                               $ 15,197,388    $    815,727   $    657,031    $  32,030,475
Contributions receivable:
 Participant                                     2,103           8,527                          80,021
 Company                                       103,111                                         103,111
Accrued investment income                          380          13,225                         106,601
                                          ------------    ------------   ------------     ------------

Net assets available
 for benefits at
 December 31, 1994                        $ 15,302,982    $    837,479   $    657,031    $  32,320,208
                                          ============    ============   ============     ============
/TABLE

SUMMARY OF NET ASSETS AVAILABLE FOR BENEFITS BY FUND


                                               DECEMBER 31, 1995

                                          Safety of                                       Chiquita
                                          Principal       Conservative       Growth      Depositary
                                            Fund          Equity Fund      Equity Fund   Share Fund

Investments                               $  5,644,362    $  5,018,845   $  8,730,928    $           0
Contributions receivable:
 Participant                                     8,572          20,105         39,588
 Company
Accrued investment income                       18,644              25            217
                                          ------------    ------------   ------------     ------------

Net assets available
 for benefits at
 December 31, 1995                        $  5,671,578    $  5,038,975   $  8,770,733    $           0
                                          ============    ============   ============     ============

                                               DECEMBER 31, 1995

                                                          Chiquita
                                           Chiquita        Fixed
                                           Capital         Income        Loans to
                                          Stock Fund        Fund         Participants          Total
Investments                               $ 18,482,236    $    871,704   $    767,551    $  39,315,626
Contributions receivable:
 Participant                                    26,429           3,150                          97,844
 Company                                       120,190                                         120,190
Accrued investment income                          916           1,236                          21,038
                                          ------------    ------------   ------------     ------------

Net assets available
 for benefits at
 December 31, 1995                        $ 18,629,771    $    876,090   $    767,551    $  39,754,698
                                          ============    ============   ============     ============
/TABLE

SUMMARY OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS BY FUND
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                          Safety of                                       Chiquita
                                          Principal       Conservative       Growth      Depositary
                                            Fund          Equity Fund      Equity Fund   Share Fund
Net assets available for                 $   6,723,018   $   2,384,298   $  3,968,349    $     444,791
 benefits at December 31, 1992

Investment income:
 Dividends                                                      77,684        514,295           35,850
 Interest                                      264,071             514            585               43
Net appreciation (depreciation)
 in fair value of investments                  (43,121)        192,481        520,416         (100,094)
Contributions:
 Participant                                   580,676         471,329        664,531
 Company, net
 Rollovers                                     172,046          41,091         10,662
Distributions to participants                 (792,125)       (423,248)      (754,781)         (16,215)
Transfer (to) from other funds                (987,318)        417,879        714,282            9,635
                                          ------------    ------------   ------------     ------------

Net assets available for
 benefits at December 31, 1993               5,917,247       3,162,028      5,638,339          374,010

                                                          Chiquita
                                           Chiquita        Fixed
                                           Capital         Income        Loans to
                                          Stock Fund        Fund         Participants          Total
Net assets available for
 benefits at December 31, 1992           $  10,019,587   $     706,771   $    748,448    $  24,995,262

Investment income:
 Dividends                                     281,189                                         909,018
 Interest                                        4,808          75,193         49,033          394,247
Net appreciation (depreciation)
 in fair value of investments               (3,413,386)         24,800                      (2,818,904)
Contributions:
 Participant                                 1,157,870         129,842                       3,004,248
 Company, net                                3,108,767                                       3,108,767
 Rollovers                                       1,231                                         225,030
Distributions to participants                 (793,969)       (103,777)                     (2,884,115)
Transfer (to) from other funds                 (49,150)        (57,743)       (47,585)               0
                                          ------------    ------------   ------------     ------------
Net assets available for
 benefits at December 31, 1993              10,316,947         775,086        749,896       26,933,553
/TABLE

SUMMARY OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS BY FUND
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                          Safety of                                       Chiquita
                                          Principal       Conservative       Growth      Depositary
                                            Fund          Equity Fund      Equity Fund   Share Fund
Net assets available for
 benefits at December 31, 1993               5,917,247       3,162,028      5,638,339          374,010

Investment income:
 Dividends                                                     107,198        234,518           32,958
 Interest                                      274,496             239            329              290
Net appreciation (depreciation)
 in fair value of investments                  (36,874)        (69,050)      (356,465)          13,013
Contributions:
 Participant                                   336,825         494,572        907,567
 Company, net                                      (56)           (220)          (683)          (1,300)
 Rollovers                                       2,190          28,517         38,802
Distributions to participants                 (604,971)       (422,194)      (643,883)         (23,168)
Transfer (to) from other funds                (200,581)         73,386        298,411          (52,774)
                                          ------------    ------------   ------------      -----------

Net assets available for
 benefits at December 31, 1994               5,688,276       3,374,476      6,116,935          343,029

                                                           Chiquita
                                           Chiquita        Fixed
                                           Capital         Income        Loans to
                                          Stock Fund        Fund         Participants          Total
Net assets available for
 benefits at December 31, 1993              10,316,947         775,086        749,896       26,933,553

Investment income:
 Dividends                                     187,882                                         562,556
 Interest                                        8,580          67,750         42,900          394,584
Net appreciation (depreciation)
 in fair value of investments                1,907,195         (54,406)                      1,403,413
Contributions:
 Participant                                   968,227         118,592                       2,825,783
 Company, net                                2,843,357           (181)                       2,840,917
 Rollovers                                       8,499              61                          78,069
Distributions to participants                 (903,036)        (40,761)       (80,654)      (2,718,667)
Transfer (to) from other funds                 (34,669)        (28,662)       (55,111)               0
                                          ------------    ------------   ------------     ------------

Net assets available for
 benefits at December 31, 1994              15,302,982         837,479        657,031       32,320,208
/TABLE

SUMMARY OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS BY FUND
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                          Safety of                                       Chiquita
                                          Principal       Conservative       Growth      Depositary
                                            Fund          Equity Fund      Equity Fund   Share Fund
Net assets available for
 benefits at December 31, 1994               5,688,276       3,374,476      6,116,935          343,029

Investment income:
 Dividends                                                     113,231        506,284           25,231
 Interest                                      300,044             124            275               67
Net appreciation
 in fair value of investments                   88,484       1,198,291      1,789,903           35,462
Contributions:
 Participant                                   323,467         470,595        842,945
 Company, net
 Rollovers                                       9,908           3,843         32,704
Transfer of assets from merged plans            94,535
Distributions to participants                 (642,975)       (293,707)      (488,040)         (25,615)
Transfer (to) from other funds                (190,161)        172,122        (30,273)        (378,174)
                                          ------------    ------------   ------------     ------------
Net assets available for
 benefits at December 31, 1995           $   5,671,578   $   5,038,975  $   8,770,733   $            0
                                          ============    ============   ============     ============

                                                          Chiquita
                                           Chiquita        Fixed
                                           Capital         Income        Loans to
                                          Stock Fund        Fund         Participants          Total
Net assets available for
 benefits at December 31, 1994              15,302,982         837,479        657,031       32,320,208

Investment income:
 Dividends                                     215,751                                         860,497
 Interest                                        9,636          89,499         47,248          446,893
Net appreciation
 in fair value of investments                   42,347          31,467                       3,185,954
Contributions:
 Participant                                   976,954         113,123                       2,727,084
 Company, net                                2,971,962                                       2,971,962
 Rollovers                                      33,941             769                          81,165
Transfer of assets from merged plans                                                            94,535
Distributions to participants               (1,317,784)        (84,044)       (81,435)      (2,933,600)
Transfer (to) from other funds                 393,982        (112,203)       144,707                0
                                          ------------    ------------   ------------     ------------
Net assets available for
 benefits at December 31, 1995           $  18,629,771   $     876,090  $     767,551   $   39,754,698
                                          ============    ============   ============     ============
/TABLE

                                                                    SCHEDULE 1
                                     CHIQUITA SAVINGS AND INVESTMENT PLAN
                                         ASSETS HELD FOR INVESTMENT**
                                               DECEMBER 31, 1995

                                                                                                      Current
Issue                                           Description                           Cost             Value

*  Chiquita Brands International,
     Inc. capital stock, $.33
     par value                              1,341,166 shares               $     21,782,782    $    18,441,033

   Fidelity Magellan Fund                   100,326 shares                        6,620,385          8,626,006

*  Chemical Bank - Temporary                5.64% at December 31,
     Investment Fund                        1995                                  6,684,355          6,684,355

   Vanguard Index Trust 500
     Portfolio Fund                         87,133 shares                         3,483,223          5,018,845

*  Loans to Participants                    Interest rates range from
                                            7.0% to 11.5%; maturities
                                            range from 1 to 10 years                745,387            745,387
                                                                               ------------       ------------
                                                                           $     39,316,132    $    39,515,626
                                                                               ============       ============

   * Denotes party-in-interest

   ** This schedule includes those assets required to be reported under Department of Labor regulations and Form 5500 Item 27(a).
/TABLE

                                                                   SCHEDULE 2

                                     CHIQUITA SAVINGS AND INVESTMENT PLAN
                                           REPORTABLE TRANSACTIONS**
                                     FOR THE YEAR ENDED DECEMBER 31, 1995

                                                NUMBER                    PROCEEDS       COST        NET
DESCRIPTION OF                  TYPE OF        OF SHARES    PURCHASE        FROM          OF         GAIN
 INVESTMENTS                 TRANSACTION        OR UNITS      PRICE         SALES       ASSETS       (LOSS)
Category 1 (individual transactions):

*  Chiquita Brands
     International,
     Inc. capital stock       In-kind            124,552    $1,712,590

*  Chemical Bank - Temporary  Purchase         2,092,983     2,092,983
     Investment Fund              Sale         2,054,712                 $2,054,712   $2,054,712

   U.S. Treasury Notes        Purchase         2,000,000     2,037,500
                                  Sale         2,000,000                  2,124,776    2,037,500    $87,276
                                  Sale         2,000,000                  2,000,000    2,024,375    (24,375)

Category 2 (series of transactions other than securities transactions):

   None

Category 3 (series of securities transactions):

*  Chiquita Brands
     International,           Purchase/In-kind   347,792     5,204,032
     Inc. capital stock           Sale           122,008                  1,974,342    2,136,237   (161,895)

   Fidelity Magellan Fund     Purchase            17,323     1,411,084
                                  Sale             7,915                    647,827      507,054    140,773

*  Chemical Bank - Temporary  Purchase        10,322,304    10,322,304
     Investment Fund              Sale         7,329,002                  7,329,002    7,329,002

   U.S. Treasury Notes        Purchase         2,000,000     2,037,500
                                  Sale         4,000,000                  4,124,776    4,061,875     62,901

Category 4 (other transactions):

   None

   *     Denotes party-in-interest

   ** This schedule reports those assets purchased and/or sold during the current year that are in excess of 5% of the fair value of Plan assets as of January 1, 1995 as required by Department of Labor regulations and Form 5500 Item 27(d).
/TABLE

                            SIGNATURE






     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.


                            CHIQUITA SAVINGS AND INVESTMENT PLAN

                            By:/s/ John Powers
                               John Powers, Secretary of the
                               Plan Administrative Committee



Date:  June 24, 1996





                                                        Exhibit 1





                 CONSENT OF INDEPENDENT AUDITORS




    We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-2241, 33-16801, 33-42733 and 33-56572) pertaining to the Chiquita Savings and Investment Plan and in the related Prospectus of our report dated June 24, 1996, with respect to the financial statements and schedules of the Chiquita Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.





                               /s/ ERNST & YOUNG LLP






Cincinnati, Ohio
June 24, 1996